  FOR IMMEDIATE RELEASE

OSAGE BANCSHARES, INC.

  ANNOUNCES VOTING RESULTS

  FROM 2009 ANNUAL MEETING

November 19, 2009

Pawhuska, OK

Osage Bancshares, Inc. (NASDAQ: OSBK), the holding company for Osage Federal Bank, announced the results of the voting at its 2009 Annual Meeting of Shareholders which was held yesterday. At the meeting, Mark S. White and Harvey Payne were re-elected as directors.

Osage Bancshares, Inc., through its subsidiary Osage Federal Bank, operates three offices and three automated teller machines in Osage and Washington Counties, Oklahoma. The Company’s stock is traded on the NASDAQ Global Market under the symbol OSBK.

Statements contained in this news release which are not historical facts are forward-looking statements as the term is defined in the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to risks and uncertainties which could cause actual results to differ materially from those currently anticipated due to a number of factors, which include, but are not limited to, factors discussed in documents filed by the Company with the Securities and Exchange Commission from time to time.

Contact: Sue A. Smith

Vice President and Chief Financial Officer
OSAGE BANCSHARES, INC.
918-333-8300

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